UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/02/2013

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15701

Delaware	84-1007839
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive, San Marcos, CA 92078

(Address of principal executive offices, including zip code)

760-744-7340

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Citing further time and cost required to bring their anticipated product to market, Abbott Laboratories (“Abbott”) has exercised its right to terminate the Beta-Alanine License and Supply Agreement between Abbott and Natural Alternatives International, Inc. (the “Company”), executed as of June 9, 2011, as amended (the “Agreement”). Pursuant to the Agreement the Company licensed to Abbott certain of the Company’s patent and trademark rights, and agreed to sell Abbott certain raw materials for Abbott’s exclusive use in the worldwide manufacture business and sale of certain medical foods and nutritionals. Under the Agreement, Abbott was permitted to terminate the Agreement at any time prior to December 1, 2013 and Abbott elected to terminate the Agreement effective November 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

Date: December 4, 2013	By:	/s/ Ken Wolf

Ken Wolf
Chief Financial Officer